As filed with the Securities and Exchange Commission on May 7, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lumos Networks Corp.

(Exact name of registrant as specified in its charter)

Delaware	80-0697274
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

Lumos Networks Corp. 2011 Equity and Cash Incentive Plan

(Full title of the plan)

Johan G. Broekhuysen

Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller

Lumos Networks Corp.

One Lumos Plaza, P.O. Box 1068

Waynesboro, Virginia 22980

(Name and address of agent for service)

(540) 946-2000

(Telephone number, including area code, of agent for service)

Copies to:

David M. Carter

David I. Meyers

Troutman Sanders LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	1,500,000 shares	$13.29	$19,935,000	$2,568

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the Lumos Networks Corp. 2011 Equity and Cash Incentive Plan, as amended, by reason of any stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of shares of the Company’s Common Stock as reported as quoted on the NASDAQ Global Market on May 1, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

Lumos Networks Corp. (the “Company”) is hereby registering 1,500,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Lumos Networks Corp. 2011 Equity and Cash Incentive Plan, as amended (the “2011 Plan”). The registration statement on Form S-8 (Registration No. 333-177627, the “Prior 2011 Plan Registration Statement”), as filed with the Securities and Exchange Commission on October 31, 2011, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior 2011 Plan Registration Statement, to the extent they relate to the 2011 Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of October 31, 2011, by and between NTELOS Holdings Corp. and Lumos Networks Corp. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by NTELOS Holdings Corp. on November 4, 2011, File No. 000-51798).

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 4, 2011).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed November 4, 2011).

4.1	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10, as amended (File No. 001-35180), filed September 8, 2011).

4.2	Form of Shareholders Agreement by and among the Company and the shareholders listed on the signature pages thereto (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 10-12B/A filed on August 9, 2011) (File No. 001-35180).

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered (filed herewith).

10.1	Lumos Networks Corp. 2011 Equity and Cash Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement (File No. 001-35180) filed pursuant to Section 14(a) of the Exchange Act on March 18, 2014).

23.1	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesboro, State of Virginia, on this 7th day of May, 2014.

LUMOS NETWORKS CORP.
(Registrant)

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen
Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Timothy G. Biltz, Johan G. Broekhuysen and Mary McDermott, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TIMOTHY G. BILTZ Timothy G. Biltz	President, Chief Executive Officer and Director (principal executive officer)	May 7, 2014

/S/ JOHAN G. BROEKHUYSEN Johan G. Broekhuysen	Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller (principal financial officer and principal accounting officer)	May 7, 2014

/S/ ROBERT E. GUTH	Chairman of the Board of Directors	May 7, 2014
Robert E. Guth

/S/ STEVEN G. FELSHER	Director	May 7, 2014
Steven G. Felsher

/S/ MICHAEL HUBER	Director	May 7, 2014
Michael Huber

/S/ JAMES A. HYDE	Director	May 7, 2014
James A. Hyde

/S/ JULIA B. NORTH	Director	May 7, 2014
Julia B. North

/S/ MICHAEL K. ROBINSON	Director	May 7, 2014
Michael K. Robinson

/S/ JERRY E. VAUGHN	Director	May 7, 2014
Jerry E. Vaughn

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of October 31, 2011, by and between NTELOS Holdings Corp. and Lumos Networks Corp. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by NTELOS Holdings Corp. on November 4, 2011, File No. 000-51798).

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 4, 2011).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed November 4, 2011).

4.1	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10, as amended (File No. 001-35180), filed September 8, 2011).

4.2	Form of Shareholders Agreement by and among the Company and the shareholders listed on the signature pages thereto (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 10-12B/A filed on August 9, 2011) (File No. 001-35180).

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered (filed herewith).

10.1	Lumos Networks Corp. 2011 Equity and Cash Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement (File No. 001-35180) filed pursuant to Section 14(a) of the Exchange Act on March 18, 2014).

23.1	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).